UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2024
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement Amendment
On November 7, 2024, Establishment Labs Holdings Inc. (the “Company”) entered into a Third Amendment to Credit Agreement and Guaranty with Oaktree Fund Administration, LLC, as administrative agent, and the other parties thereto (the “Amendment”), which amends the terms of that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, the “Agreement”).
The Amendment extends the Commitment Termination Date (as defined in the Agreement) with respect to the commitments applicable to the Tranche D Term Loans from June 30, 2025 to December 31, 2025. Furthermore, the milestone triggering the availability of the Tranche D Term Loans is modified by the Amendment to provide for availability of the Tranche D Term Loans upon achieving (a) trailing twelve month gross sales of $195 million and (b) trailing twelve month gross sales of $30 million in the U.S. with respect to Motiva Implants and the Motiva Flora Tissue Expander product made directly by the Company and its subsidiaries in the United States (such amount described in the foregoing clause (a) may be inclusive of the amount described in the foregoing clause (b)).
The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 hereto.
Securities Purchase Agreement
Also on November 7, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a limited number of purchasers in connection with a registered direct offering (the “Offering”) of 765,696 common shares (the “Shares”) of the Company, no par value (the “Common Shares”), at a purchase price of $45.71 per share and, in lieu of common shares to certain purchasers who so chose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 328,154 Common Shares at a purchase price of $45.709 per Pre-Funded Warrant, which represents the price per share at which the Shares are being sold to the purchasers in the Offering, minus $0.001, which is the exercise price of each Pre-Funded Warrant. The Company also agreed to issue up to 76,569 additional Common Shares and additional Pre-Funded Warrants to purchase up to 32,814 Common Shares, which in the aggregate equals ten percent of the aggregate number of Common Shares and Pre-Funded Warrants to purchase Common Shares being sold in the Offering. These additional securities will be issuable for no additional consideration if the average closing price of the Company’s Common Shares on The Nasdaq Capital Market during the period from January 1, 2025 to August 31, 2025 does not exceed $45.71, which is the price per Common Share sold in the Offering. The Purchase Agreement contains customary representations and warranties, conditions to closing, termination provisions and indemnification obligations.
The Pre-Funded Warrants do not expire, and each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant, subject to an ownership limitation. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased upon 61 days’ prior notice (subject to a limit of 19.99% to the extent required under Nasdaq Marketplace Rules).
The net proceeds from the Offering will be approximately $49.8 million, after deducting estimated offering expenses. Delivery of the Shares and Pre-Funded Warrants is expected to take place on or about November 12, 2024, subject to the satisfaction of customary closing conditions. The Company plans to use the net proceeds from the Offering for general corporate purposes, including sales and marketing, research and development activities, general and administrative matters, working capital and capital expenditures.
The Offering is being made pursuant to the shelf registration statement on Form S-3ASR (File No. 333-271418) previously filed by the Company with the Securities and Exchange Commission on April 24, 2023, which became effective upon its filing.
Copies of the form of Pre-Funded Warrant and the Purchase Agreement are filed as Exhibit 4.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the respective terms of the Purchase Agreement and the Pre-Funded Warrant are not intended to be complete and are qualified in their entirety by reference to the full text of such Exhibits.

Copies of the opinions of Conyers Dill & Pearman and O’Melveny & Myers LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in the Offering are filed as Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Conyers Dill & Pearman.
5.2	Opinion of O’Melveny & Myers LLP.
10.1
Third Amendment to Credit Agreement, dated as of November 7, 2024, by and among Establishment Labs Holdings Inc., its subsidiaries party thereto as guarantors, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as administrative agent for the lenders.

10.2	Securities Purchase Agreement, dated November 7, 2024, by and among Establishment Labs Holdings Inc. and purchasers named therein.
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	November 12, 2024	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Chief Financial Officer